Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Kilroy Realty Corporation (the “Company”) hereby certifies, to his knowledge, that:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN B. KILROY, JR.
John B. Kilroy, Jr. President and Chief Executive Officer Date: October 27, 2004

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350, and is not being filed as part of the Report or as a separate disclosure document. The signed original of this written statement required by Section 906 has been provided to Kilroy Realty Corporation and will be retained by Kilroy Realty Corporation and furnished to the Securities and Exchange Commission or its staff upon request.